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As filed with the Securities and Exchange Commission on September 22, 2000

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

YAHOO! INC.
(Exact Name of Registrant as specified in its charter)

Delaware (State of incorporation or other jurisdiction of incorporation)	77-0398689 (I.R.S. Employer Identification No.)

3420 Central Expressway, Santa Clara, California 95051
(408) 731-3300
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Susan Decker
Senior Vice President, Finance and Administration, and Chief Financial Officer
3420 Central Expressway
Santa Clara, California 95051
(408) 731-3300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joshua L. Green Russ K. Yoshinaka Venture Law Group A Professional Corporation 2800 Sand Hill Road Menlo Park, California 94025 (650) 854-4488	Gavin B. Grover Kristian E. Wiggert Russell J. Wood Morrison & Foerster LLP 425 Market Street San Francisco California (415) 268-7000	Kenton J. King David J. Goldschmidt Thomas J. Ivey Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue, Suite 220 Palo Alto, California 94301 (650) 470-4500

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

   If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(1)(2)	Proposed maximum aggregate offering price(1)(2)(3)	Amount of registration fee

Common Stock, par value $0.001 per share

Preferred Stock, par value $0.001 per share

Depositary Shares

Senior Debt Securities

Subordinated Debt Securities

Warrants

Total			$1,000,000,000	$264,000

(1)
An indeterminate number of or aggregate principal amount of the securities is being registered as may at various times be issued at indeterminate prices, with an aggregate public offering price not to exceed $1,000,000,000 or the equivalent thereof in one or more currencies or, if any debt securities are issued at any original issuance discount, such greater amount as shall result in net proceeds of $1,000,000,000 to the registrant.
(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(3)
Includes consideration to be received by us for registered securities that are issuable upon exercise, conversion or exchange of other registered securities.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED SEPTEMBER 22, 2000

PROSPECTUS

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

$1,000,000,000

YAHOO! INC.

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants

    This prospectus relates to common stock, preferred stock, depositary shares representing preferred stock, debt securities and warrants for debt and equity securities which we may sell from time to time in one or more offerings up to an aggregate initial public offering price of $1,000,000,000. We will provide specific terms of these sales in supplements to this prospectus. You should read this prospectus and each supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed on the adequacy or accuracy of the disclosures in the prospectus or the accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2000

    We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You should not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction in which it is unlawful. The information in this prospectus is current as of the date on the cover.

ABOUT THIS PROSPECTUS

    This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may sell common stock, preferred stock, depositary shares representing preferred stock, debt securities and warrants for debt and equity securities from time to time in one or more offerings up to an aggregate initial public offering price of $1,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading "Where You Can Find More Information."

YAHOO!

    Yahoo! is a global Internet communications, commerce and media company that offers a comprehensive branded network of services to millions of individuals each month worldwide. As the first online navigational guide to the Web, Yahoo! is the leading guide in terms of traffic, advertising, household and business user reach, and is one of the most recognized brands associated with the Internet. Yahoo! also provides online business services designed to enhance the Web presence of Yahoo!'s clients, including audio and video streaming, store hosting and management, and Web site tools and services.

    Yahoo! was incorporated on March 5, 1995 under the laws of California. Yahoo! was subsequently reincorporated on May 14, 1999 under the laws of Delaware. Our principal executive offices are located at 3420 Central Expressway, Santa Clara, California 95051 and our telephone number is (408) 731-3300. As used in this prospectus, the words "we," "us," "our" and "Yahoo!" refer to Yahoo! Inc., a Delaware corporation, and its wholly owned subsidiaries, including GeoCities and broadcast.com.

RISK FACTORS

    The prospectus supplement applicable to each type or series of securities we offer will contain a discussion of risks applicable to an investment in Yahoo! and to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption "Risk Factors" in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

    The ratio of earnings to fixed charges is computed by dividing fixed charges into earnings. Earnings is defined as pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries and income or loss from equity investees, adjusted by adding fixed charges. Fixed charges is composed of the estimated interest component of rental expense and the pre-tax earnings required to cover any accretion in carrying value of redeemable preferred stock of consolidated subsidiaries.

    The following table sets forth our ratio/deficiency of earnings to fixed charges for each of the periods indicated (dollars in thousands):

						Six Months Ended June 30, 2000
	Year Ended December 31,
	1995	1996	1997	1998	1999
Ratio of earnings to fixed charges(1)	N/A	N/A	N/A	2.34	26.49	86.13
Deficiency in earnings(1)	$(1,766)	$(12,970)	$(44,353)	N/A	N/A	N/A

(1)
Due to the registrant's losses in 1995 through 1997, the ratio coverage was less than 1:1.

USE OF PROCEEDS

    Unless otherwise indicated in the applicable prospectus supplement, we anticipate that any net proceeds from the sale of the securities that we may offer under this prospectus and any accompanying prospectus supplement will be used for general corporate purposes. General corporate purposes may include acquisitions, investments, repayment of debt, capital expenditures, repurchase of our capital stock and any other purposes that we may specify in any prospectus supplement. We may invest the net proceeds temporarily until we use them for their stated purpose.

DESCRIPTION OF THE COMMON STOCK AND PREFERRED STOCK WE MAY OFFER

    The following description of our common stock and preferred stock, together with the additional information included in any applicable prospectus supplements, summarizes the material terms and provisions of these types of securities but is not complete. For the complete terms of our common stock and preferred stock, please refer to our amended and restated certificate of incorporation and bylaws that are incorporated by reference into the registration statement which includes this prospectus and, with respect to preferred stock, the certificate of designation which will be filed with the Securities and Exchange Commission for each series of preferred stock we may designate, if any. We also refer you to the description of our common stock and preferred stock set forth in our Current Report on Form 8-K filed with the SEC on August 11, 2000.

    We will describe in a prospectus supplement the specific terms of any common stock or preferred stock we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of such common stock or preferred stock may differ from the terms described below.

Common Stock

    Under our amended and restated certificate of incorporation we may issue up to five billion (5,000,000,000) shares of common stock. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the Yahoo! board of directors out of funds legally available for that purpose. In the event of liquidation, dissolution or winding up of Yahoo!, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the prior distribution rights of any outstanding preferred stock. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of common stock are fully paid and non-assessable.

    Our common stock is listed on the Nasdaq National Market under the symbol "YHOO." The transfer agent and registrar for our common stock is EquiServe, 150 Royall Street, Canton, MA 02021.

Preferred Stock

    Under our amended and restated certificate of incorporation we may issue up to ten million (10,000,000) shares of preferred stock. No shares of preferred stock or options to purchase preferred stock are currently outstanding. Our board of directors has the authority, without further action by the stockholders, to issue up to the maximum authorized number of shares of preferred stock in one or more series. The board of directors also has the authority to designate the rights, preferences, privileges and restrictions of each such series, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series. The rights, preferences, privileges and restrictions of each series will be fixed by the certificate of designation relating to that series. Any or all of the rights of the preferred stock may be greater than the rights of the common stock.

    The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Yahoo! without further action by the stockholders. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of common stock. In certain circumstances, an issuance of preferred stock could have the effect of decreasing the market price of the common stock.

    Whenever preferred stock is to be sold pursuant to this prospectus, we will file a prospectus supplement relating to that sale which will specify:

  •
  the number of shares in the series of preferred stock;

  •
  the designation for the series of preferred stock by number, letter or title that shall distinguish the series from any other series of preferred stock;

  •
  the dividend rate, if any, and whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

  •
  the voting rights of that series of preferred stock, if any;

  •
  any conversion provisions applicable to that series of preferred stock;

  •
  any redemption or sinking fund provisions applicable to that series of preferred stock;

  •
  the liquidation preference per share of that series of preferred stock, if any; and

  •
  the terms of any other preferences or rights, if any, applicable to that series of preferred stock.

Certain Effects of Authorized but Unissued Stock

    We have shares of common stock and preferred stock available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, facilitate corporate acquisitions or payable as a dividend on the capital stock.

    The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Delaware Law and Certain Provisions of Our Amended and Restated Certificate of Incorporation and Bylaws

    Provisions of Delaware law and our amended and restated certificate of incorporation and bylaws could make the acquisition of Yahoo! and the removal of incumbent officers and directors more difficult. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of Yahoo! to negotiate with us first. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure Yahoo! outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

    We are subject to the provisions of Section 203 of the Delaware general corporation law. In general, the statute prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date that the person became an interested stockholder unless, subject to certain exceptions, the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior, did own 15% or more of the corporation's voting stock. These provisions may have the effect of delaying, deferring or preventing a change in control of Yahoo! without further action by the stockholders.

    Our amended and restated certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and may not be taken by written consent. Our bylaws provide that special meetings of stockholders can be called only by the board of directors, the chairman of the board, if any, or the president. Moreover, the business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting by the board of directors, the chairman of the board, if any, or the president. Our bylaws set forth an advance notice procedure with regard to the nomination, other than by or at the direction of the board of directors, of candidates for election as directors and with regard to business to be brought before a meeting of stockholders.

DESCRIPTION OF THE DEPOSITARY SHARES WE MAY OFFER

    The following description of the depositary shares we may offer, together with the additional information included in any prospectus supplements, describes the material terms and provisions of this type of security but is not complete. For a more complete description of the terms of the depositary shares, please refer to the Deposit Agreement relating to the depositary shares and the depositary receipt relating to the preferred stock that is attached to the Deposit Agreement. We have filed those documents with the SEC as an exhibit to the registration statement of which this prospectus is a part.

    We will describe in a prospectus supplement the specific terms of any depositary shares we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of such depositary shares may differ from the terms described below.

General

    If we elect to offer fractional interests in shares of preferred stock, we will provide for the issuance of receipts for depositary shares to any holder of such fractional interests. Each depositary share will represent fractional interests of preferred stock. We will deposit the shares of preferred stock underlying the depositary shares under a Deposit Agreement between us and a bank or trust company selected by us. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50 million. The depositary receipts will evidence the depositary shares issued under the Deposit Agreement.

    The Deposit Agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Each owner of depositary shares will be entitled to all the rights and preferences of the preferred stock underlying the depositary shares in proportion to the applicable fractional interest in the underlying shares of preferred stock. The depositary will issue the depositary receipts to individuals purchasing the fractional interests in shares of the related preferred stock according to the terms of the offering described in a prospectus supplement.

Dividends and Other Distributions

    The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date (provided, however, that if we or the depositary is required by law to withhold an amount on account of taxes, then the amount distributed to the holders of depositary shares shall be reduced accordingly). The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of depositary shares.

    If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders. The Deposit Agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

Conversion, Exchange and Redemption

    If any series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

    Whenever we redeem or convert shares of preferred stock held by the depositary, the depositary will redeem or convert, at the same time, the number of depositary shares representing the preferred stock to be redeemed or converted. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption of the applicable series of preferred stock. The depositary will mail notice of redemption or conversion to the record holders of the depositary shares which are to be redeemed between 30 and 60 days before the date fixed for redemption or conversion. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the applicable series of preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares are to be redeemed by lot on a pro rata basis or by any other equitable method as the depositary may decide.

    After the redemption or conversion date, the depositary shares called for redemption or conversion will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption or conversion.

Voting

    When the depositary receives notice of a meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder's depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Amendments

    We and the depositary may agree at any time to amend the Deposit Agreement and the depositary receipt evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the Deposit Agreement or that (b) otherwise materially adversely affects any substantial existing rights of holders of depositary shares, will not take effect until such amendment is approved by the holders of at least a majority of the depositary shares then outstanding. Any holder of depositary shares that continues to hold its shares after such amendment has become effective will be deemed to have agreed to the amendment.

Termination

    We may direct the depositary to terminate the Deposit Agreement by mailing a notice of termination to holders of depositary shares at least 30 days prior to termination. The depositary may terminate the Deposit Agreement if 90 days have elapsed after the depositary delivered written notice of its election to resign and a successor depositary is not appointed. In addition, the Deposit Agreement will automatically terminate if:

  •
  the depositary has redeemed all related outstanding depositary shares;

  •
  all outstanding shares of preferred stock have been converted into or exchanged for common stock; or

  •
  we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.

Payment of Fees and Expenses

    We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay taxes and governmental charges and any other charges as are stated in the Deposit Agreement for their accounts.

Resignation and Removal of Depositary

    At any time, the depositary may resign by delivering notice to us, and we may remove the depositary at any time. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 90 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Reports and Obligations

    The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our amended and restated certificate of incorporation to furnish to the holders of the preferred stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the Deposit Agreement. The Deposit Agreement limits our obligations to performance in good faith of the duties stated in the Deposit Agreement. The depositary assumes no obligation and will not be subject to liability under the Deposit Agreement except to perform such obligations as are set forth in the Deposit Agreement without negligence or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless the holders of depositary shares requesting us to do so furnish us with a satisfactory indemnity. In performing our obligations, we and the depositary may rely and act upon the advice of our counsel or accountants, on any information provided to us by a person presenting shares for deposit, any holder of a receipt, or any other document believed by us or the depositary to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF THE DEBT SECURITIES WE MAY OFFER

    The following description of the debt securities we may offer, together with the additional information included in any prospectus supplement, describes the material terms and conditions of this type of security but is not complete. For a more detailed description of the terms of the debt securities, please refer to the indenture among Yahoo! and a trustee to be selected, relating to the issuance of the senior notes, and the indenture among Yahoo! and a trustee to be selected, relating to issuance of the subordinated notes. We have filed those documents with the SEC as exhibits to the registration statement of which this prospectus is a part.

    We will describe in a prospectus supplement the specific terms of any debt securities we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of such debt securities may differ from the terms described below.

    The senior notes will be issued under one or more senior indentures to be entered into between Yahoo! and the trustee named in the senior indenture. The subordinated notes will be issued under one or more subordinated indentures to be entered into between Yahoo! and the trustee named in the subordinated indenture. As used herein, the term "indentures" refers to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act. As used herein, the term "trustee" refers to either the senior trustee or the subordinated trustee, as applicable.

    The following summaries of certain material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indentures applicable to a particular series of debt securities, including the definitions therein of certain terms. Except as otherwise indicated, the terms of the senior indenture and the subordinated indenture are identical.

General

    Each prospectus supplement will describe the following terms relating to each series of notes that we may issue:

  •
  the title;

  •
  whether the notes are senior debt securities or subordinated debt securities and the terms of subordination;

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  any limit on the amount that may be issued;

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  whether or not such series of notes will be issued in global form, the terms and who the depositary will be;

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  the maturity date(s);

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  the annual interest rate(s) (which may be fixed or variable) or the method for determining the rate(s) and the date(s) interest will begin to accrue, the date(s) interest will be payable and the regular record dates for interest payment dates or the method for determining such date(s);

  •
  the place(s) where payments shall be payable;

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  Yahoo!'s right, if any, to defer payment of interest and the maximum length of any such deferral period;

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  the date, if any, after which, and the price(s) at which, such series of notes may, pursuant to any optional redemption provisions, be redeemed at Yahoo!'s option, and other related terms and provisions;

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  the date(s), if any, on which, and the price(s) at which Yahoo! is obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder's option to purchase, such series of notes and other related terms and provisions;

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  the denominations in which such series of notes will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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  any addition to, or modification or deletion of, any event of default or any covenant of Yahoo! specified in the applicable indenture with respect to such series of notes;

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  terms and conditions, if any, pursuant to which such series of notes are secured; and

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  any other terms.

    The debt securities may be issued as original issue discount securities. An original issue discount security is a debt security, including any zero-coupon debt security, which:

  •
  is issued at a price lower than the amount payable upon its stated maturity; and

  •
  provides that upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity, shall become due and payable.

    United States federal income tax considerations applicable to debt securities sold at an original issue discount security will be described in the applicable prospectus supplement. In addition, United States federal income tax or other considerations applicable to any debt securities which are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

    Under the indentures, Yahoo! will have the ability, in addition to the ability to issue debt securities with terms different from those of debt securities previously issued, without the consent of the holders, to reopen a previous issue of a series of debt securities and issue additional debt securities of that series, unless such reopening was restricted when the series was created, in an aggregate principal amount determined by us. All such debt securities including those issued pursuant to such reopening shall vote together as a single class.

Conversion or Exchange Rights

    The terms on which a series of notes may be convertible into or exchangeable for common stock or other securities of Yahoo! will be set forth in the prospectus supplement relating thereto. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of Yahoo!, and may include provisions pursuant to which the number of shares of common stock or other securities of Yahoo! to be received by the holders of such series of notes would be subject to adjustment.

Consolidation, Merger or Sale

    Unless otherwise noted in a prospectus supplement, the indentures will not contain any covenant which restricts the ability of Yahoo! to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of its assets. However, any successor or acquirer of such assets must assume all of the obligations of Yahoo! under the indentures or the notes, as appropriate.

Events of Default Under the Indenture

    The following will be events of default under the indentures with respect to any series of notes issued:

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  failure to pay interest when due and such failure continues for 30 days and the time for payment has not been extended or deferred;

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  failure to pay the principal (or premium, if any) when due;

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  failure to observe or perform any other covenant contained in the applicable series of notes or the indentures (other than a covenant specifically relating to another series of notes), and such failure continues for 90 days after Yahoo! receives notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding notes of that series;

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  if the series of notes is convertible into shares of common stock or other securities of Yahoo!, failure by Yahoo! to deliver common stock or the other securities when the holder or holders of such securities elect to convert the debt securities into shares of common stock or other securities of Yahoo; and

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  certain events of bankruptcy, insolvency or reorganization of Yahoo!.

    The supplemental indenture or the form of note for a particular series of notes may include additional events of default or changes to the events of default described above. For any additional or different events of default applicable to a particular series of notes, see the prospectus supplement relating to such series.

    If an event of default with respect to notes of any series occurs and is continuing, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series, by notice in writing to Yahoo! (and to the debenture trustee if notice is given by such holders), may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.

    The holders of a majority in principal amount of the outstanding notes of an affected series may waive any default or event of default with respect to such series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest (unless such default or event of default has been cured in accordance with the indenture).

    Any such waiver shall cure such default or event of default.

    Subject to the terms of the indentures (as supplemented), if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes of that series, provided that:

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  it is not in conflict with any law or the applicable indenture;

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  the trustee may take any other action deemed proper by it which is not inconsistent with such direction; and

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  subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

    A holder of the notes of any series will only have the right to institute a proceeding under the indenture or to appoint a receiver or another trustee, or to seek other remedies if:

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  the holder has given written notice to the trustee of a continuing event of default with respect to that series;

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  the holders of at least 25% in aggregate principal amount of the outstanding notes of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute such proceedings as trustee; and

  •
  the trustee does not institute such proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding notes of that series other conflicting directions within 60 days after such notice, request and offer.

    These limitations do not apply to a suit instituted by a holder of notes if Yahoo! defaults in the payment of the principal, premium, if any, or interest on, the notes.

    Yahoo! will periodically file statements with the trustee regarding its compliance with certain of the covenants in the indentures.

Modification of Indenture; Waiver

    Yahoo! and the trustee may change an indenture without the consent of any holders with respect to certain matters, including:

  •
  to cure any ambiguity, defect or inconsistency in such indenture;

  •
  to change anything that does not materially adversely affect the interests of any holder of notes of any series;

  •
  to provide for the assumption by a successor person or the acquirer of all or substantially all of the assets of Yahoo! of the obligations of Yahoo! under such indenture;

  •
  to add to the covenants of Yahoo! for the benefit of holders of notes of any series or to surrender any right or power conferred upon Yahoo!; and

  •
  to comply with any requirement of the SEC in connection with the qualification of an indenture under the Trust Indenture Act.

    In addition, under the indentures, the rights of holders of a series of notes may be changed by Yahoo! and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected. However, the following changes may only be made with the consent of each holder of any outstanding notes affected:

  •
  changing the fixed maturity of such series of notes; or

  •
  reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any such notes.

In addition, any reduction in the percentage of principal amount of notes, the holders of which are required to consent to any amendment, modification or waiver under the applicable indenture will require the affirmative consent of at least the percentage of notes which would originally have been required to make such consent, modification or waiver effective.

Form, Exchange and Transfer

    The notes of each series will be issuable only in fully registered form without coupons and, unless otherwise specified in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that notes of a series may be issuable in temporary or permanent global form and may be issued as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by Yahoo! and identified in a prospectus supplement with respect to such series.

    At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, notes of any series will be exchangeable for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

    Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, notes may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by Yahoo! or the security registrar) at the office of the security registrar or at the office of any transfer agent designated by Yahoo! for such purpose. Unless otherwise provided in the notes to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but Yahoo! may require payment of any taxes or other governmental charges. The security registrar and any transfer agent (in addition to the security registrar) initially designated by Yahoo! for any notes will be named in the applicable prospectus supplement. Yahoo! may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that Yahoo! will be required to maintain a transfer agent in each place of payment for the notes of each series.

    If the notes of any series are to be redeemed, Yahoo! will not be required to:

  •
  issue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such notes that may be selected for redemption and ending at the close of business on the day of such mailing; or

  •
  register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any such notes being redeemed in part.

Information Concerning the Trustee

    The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only such duties as are specifically set forth in the indentures and, upon an event of default under an indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

Payment and Paying Agents

    Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any notes on any interest payment date will be made to the person in whose name such notes, or one or more predecessor securities, are registered at the close of business on the regular record date for such interest.

    Principal of and any premium and interest on the notes of a particular series will be payable at the office of the paying agents designated by Yahoo!, except that unless otherwise indicated in the applicable prospectus supplement, interest payments may be made by check mailed to the holder. Unless otherwise indicated in such prospectus supplement, the corporate trust office of the trustee in The City of New York will be designated as Yahoo!'s sole paying agent for payments with respect to notes of each series. Any other paying agents initially designated by Yahoo! for the notes of a particular series will be named in the applicable prospectus supplement. Yahoo! will be required to maintain a paying agent in each place of payment for the notes of a particular series.

    All moneys paid by Yahoo! to a paying agent or the trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to Yahoo!, and the holder of the security thereafter may look only to Yahoo! for payment thereof.

Governing Law

    The indentures and the notes will be governed by and construed in accordance with the laws of the State of New York.

Subordination of Subordinated Notes

    The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of Yahoo!'s other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which Yahoo! may issue, nor does it limit Yahoo! from issuing any other secured or unsecured debt.

DESCRIPTION OF THE WARRANTS WE MAY OFFER

    We may issue warrants, including warrants to purchase common stock, preferred stock, debt securities, or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants will be issued under warrant agreements to be entered into between us and a warrant agent as detailed in the prospectus supplement relating to warrants being offered.

    The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

  •
  the title of the warrants;

  •
  the aggregate number of the warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the currencies in which the price or prices of the warrants may be payable;

  •
  the designation, amount, and terms of the offered securities purchasable upon exercise of the warrants;

  •
  the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of the warrants issued with each security;

  •
  if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

  •
  the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

  •
  the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

  •
  the minimum or maximum amount of the warrants which may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  a discussion of any federal income tax considerations; and

  •
  any other material terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

PLAN OF DISTRIBUTION

    We may sell the securities being offered pursuant to this prospectus directly to purchasers, to or through underwriters, through dealers or agents, or through a combination of such methods. The prospectus supplement with respect to the securities being offered will set forth the terms of the offering, including the names of the underwriters, dealers or agents, if any, the purchase price, the net proceeds to Yahoo!, any underwriting discounts and other items constituting underwriters' compensation, and initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.

    If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

    If dealers are used in an offering, we will sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

    The securities may be sold directly by us or through agents we designate. If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

    Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act of 1933) of the securities described therein. In addition, we may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resales thereof.

    Underwriters, dealers and agents, may be entitled to indemnification by us against specific civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof, under underwriting or other agreements. The terms of any indemnification provisions will be set forth in a prospectus supplement. Certain underwriters, dealers or agents and their associates may engage in transactions with, and perform services for us in the ordinary course of business.

    If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal, at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of contracts.

    Each series of securities will be a new issue of securities and will have no established trading market other than the common stock which is listed on Nasdaq. Any common stock sold pursuant to a prospectus supplement will be eligible for quotation and trading on Nasdaq, subject to official notice of issuance. Any underwriters to whom securities are sold by Yahoo! for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange or eligible for quotation and trading on Nasdaq.

LEGAL MATTERS

    The validity of the common stock, preferred stock and warrants to purchase common stock or preferred stock offered pursuant to this prospectus will be passed upon by Venture Law Group, A Professional Corporation, Menlo Park, California, counsel to Yahoo! Inc. The validity of the depositary shares, debt securities and warrants to purchase debt securities offered pursuant to this prospectus will be passed upon by Morrison & Foerster LLP, San Francisco, California special counsel to Yahoo! Inc. Certain legal matters in connection with the offered securities will be passed on for the underwriter(s), dealer(s) or agents by Skadden, Arps, Slate, Meagher & Flom LLP, Palo Alto, California. Skadden, Arps, Slate, Meagher & Flom LLP has also acted as counsel to Yahoo! on unrelated matters.

EXPERTS

    The consolidated financial statements and supplementary consolidated financial statements of Yahoo! Inc. as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, incorporated in this document by reference to the Annual Report on Form 10-K of Yahoo! Inc. for the year ended December 31, 1999 and the Current Report on Form 8-K dated September 1, 2000, as amended on September 22, 2000, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

    This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file the annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 450 Fifth Street, NW,

Washington, D.C. 20549, and at the following Regional Offices of the SEC: Seven World Trade Center, New York, New York 10048, and Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. You can obtain copies from the public reference room of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549 upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. Our common stock is quoted on The Nasdaq National Market. Reports, proxy and information statements and other information concerning Yahoo! Inc. may be inspected at The Nasdaq Stock Market at 1735 K Street, NW, Washington, D.C. 20006.

    The SEC allows us to "incorporate by reference" certain of our publicly-filed documents into this prospectus, which means that information included in these documents is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 for so long as this Registration Statement remains effective.

    The following documents filed with the SEC are incorporated by reference in this prospectus:

  1.
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (File No. 0-28018).

  2.
  Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000 (File No. 0-28018) and June 30, 2000 (File No. 812-11976).

  3.
  Our Current Reports on Form 8-K, filed with the SEC on January 12, 2000 (File No. 0-28018), April 6, 2000 (File No. 0-28018), June 29, 2000 (File No. 812-11976), July 12 , 2000 (File No. 812-11976), August 11, 2000 (File No. 812-11976) and September 1, 2000 (File No. 812-11976), our report on Form 8-K/A filed on January 12, 2000 (File No. 0-28018) (amending the 8-K originally filed on July 20, 1999 and subsequently amended on November 12, 1999 and December 23, 1999) and our report on Form 8-K/A filed on September 22, 2000 (amending the 8-K originally filed on September 1, 2000) (File No. 812-11976).

  4.
  The description of our common stock set forth in our Registration Statement on Form 8-A filed with the SEC on March 12, 1996, as updated by our Current Report on Form 8-K filed with the SEC on August 11, 2000 (File No. 812-11976).

    We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents. You should direct any requests for documents to Andrea Klipfel, Investor Relations, 3420 Central Expressway, Santa Clara, California 95051, telephone: (408) 731-3300.

FORWARD-LOOKING STATEMENTS

    This prospectus and the documents that are and will be incorporated into this prospectus contain forward-looking statements that involve risks and uncertainties. The outcome of the events described in these forward-looking statements is subject to risks and actual results could differ materially. These statements relate to our future plans, objectives, expectations and intentions. These statements may be identified by the use of words such as "believes," "expects," "may", "will," "should," "seeks," "pro forma," or "anticipates," and similar expressions. Our actual results could differ materially from those discussed in these statements. Factors that could contribute to these differences include those discussed under "Risk Factors" in any prospectus supplement as well as documents incorporated herein by reference including our Quarterly Reports on Form 10-Q.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

    The following table sets forth the costs and expenses payable by the Registrant in connection with the offerings described in this registration statement. In addition to the costs and expenses set forth below, we will pay any selling commissions and brokerage fees and any applicable taxes and fees and disbursements ("Sales Fees") with respect to securities registered by this prospectus which we may sell, but these fees cannot be predicted with any certainty at this time due to the uncertainty as to the number of such securities. All of the amounts shown are estimates except the Securities and Exchange Commission ("SEC") registration fee.

SEC registration fee	$264,000
Legal fees and expenses	100,000
Accounting fees and expenses	45,000
Financial printers fees and expenses	75,000
Miscellaneous expenses	16,000

Total	$500,000

Item 15.  Indemnification of Directors and Officers.

    Section 145 of the Delaware General Corporation Law (the "DGCL") allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article XII of the Registrant's amended and restated certificate of incorporation and Article VI of the Registrant's bylaws authorize indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the DGCL.

    The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law. The Registrant maintains liability insurance for the benefit of its directors and certain of its officers.

    The above discussion of the DGCL and of the Registrant's amended and restated certificate of incorporation, bylaws and indemnification agreements is not intended to be exhaustive and is qualified in its entirety by such statutes, amended and restated certificate of incorporation, bylaws and indemnification agreements.

Item 16.  Exhibits.

Exhibits
1.1	Form of Equity Underwriting Agreement*
1.2	Form of Debt Underwriting Agreement*
3.1	Amended and Restated Certificate of Incorporation**
3.2	Bylaws***
4.1	Form of Senior Indenture
4.2	Form of Subordinated Indenture
4.3	Form of Senior Note*

4.4	Form of Subordinated Note*
4.5	Form of Certificate of Designation for the preferred stock (together with preferred stock certificate)*
4.6	Form of Deposit Agreement (together with Depositary Receipt)
4.7	Form of Warrant Agreement (together with form of Warrant Certificate)*
5.1	Opinion of Venture Law Group, A Professional Corporation
5.2	Opinion of Morrison & Foerster LLP
12.1	Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants
23.2	Consent of Venture Law Group, A Professional Corporation (included in Exhibit 5.1)
23.3	Consent of Morrison & Foerster LLP (included in Exhibit 5.2)
24.1	Power of Attorney (see page II-4)
25.1	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under Trust Indenture Act of 1939*
25.2	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939*

*
To be filed by a report on Form 8-K pursuant to Item 601 of Regulation S-K or, where applicable, incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

**
Incorporated herein by reference to Yahoo!'s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000.

***
Incorporated herein by reference to Yahoo!'s Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

Item 17.  Undertakings.

    (a) The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act,

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement,

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that clauses (a) and (b) do not apply if the information required to be included in a post-effective amendment by such clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (d) The undersigned Registrant hereby undertakes that:

      (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, Yahoo! Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on September 22, 2000.

YAHOO, INC.
By:	/s/ SUSAN DECKER
Susan Decker Senior Vice President, Finance and Administration, and Chief Financial Officer

POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Timothy Koogle and Susan Decker, jointly and severally, his or her true and lawful attorneys-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TIMOTHY KOOGLE Timothy Koogle	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	September 22, 2000
/s/ JEFF MALLETT Jeff Mallett	President, Chief Operating Officer and Director	September 22, 2000
/s/ SUSAN DECKER Susan Decker	Senior Vice President, Finance and Administration, and Chief Financial Officer (Principal Financial Officer)	September 22, 2000
/s/ JAMES J. NELSON James J. Nelson	Vice President, Finance (Chief Accounting Officer)	September 22, 2000

/s/ ERIC HIPPEAU Eric Hippeau	Director	September 22, 2000
/s/ ARTHUR H. KERN Arthur H. Kern	Director	September 22, 2000
/s/ MICHAEL MORITZ Michael Moritz	Director	September 22, 2000
/s/ JERRY YANG Jerry Yang	Director	September 22, 2000

INDEX TO EXHIBITS

Exhibit	Description
1.1	Form of Equity Underwriting Agreement*
1.2	Form of Debt Underwriting Agreement*
3.1	Amended and Restated Certificate of Incorporation**
3.2	Bylaws***
4.1	Form of Senior Indenture
4.2	Form of Subordinated Indenture
4.3	Form of Senior Note*
4.4	Form of Subordinated Note*
4.5	Form of Certificate of Designation for the preferred stock (together with preferred stock certificate)*
4.6	Form of Deposit Agreement (together with Depositary Receipt)
4.7	Form of Warrant Agreement (together with form of Warrant Certificate)*
5.1	Opinion of Venture Law Group, A Professional Corporation
5.2	Opinion of Morrison & Foerster LLP
12.1	Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants
23.2	Consent of Venture Law Group, A Professional Corporation (included in Exhibit 5.1)
23.3	Consent of Morrison & Foerster LLP (included in Exhibit 5.2)
24.1	Power of Attorney (see page II-4)
25.1	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939*
25.2	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939*

*
To be filed by a report on Form 8-K pursuant to Item 601 of Regulation S-K or, where applicable, incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

**
Incorporated herein by reference to Yahoo!'s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000.

***
Incorporated herein by reference to Yahoo!'s Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
YAHOO!
RISK FACTORS
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
DESCRIPTION OF THE COMMON STOCK AND PREFERRED STOCK WE MAY OFFER
DESCRIPTION OF THE DEPOSITARY SHARES WE MAY OFFER
DESCRIPTION OF THE DEBT SECURITIES WE MAY OFFER
DESCRIPTION OF THE WARRANTS WE MAY OFFER
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
FORWARD-LOOKING STATEMENTS
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
SIGNATURES
INDEX TO EXHIBITS